EXHIBIT 99.1


    Written Statement of the Chief Executive Officer and Chief Financial Officer
                        Pursuant to 18 U.S.C. S1350

Solely for the purposes of complying with 18 U.S.C. S1350, I, the undersigned Brandon L. Nixon and Paul Wickman of Advanced Remote Communication Solutions, Inc. (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ BRANDON L. NIXON,
Chief Executive Officer




/s/ PAUL WICKMAN,
Chief Financial Officer


August 19, 2002